Exhibit 2

     UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
Under the Securities Exchange Act of 1934

(Amendment No. 1)

TELEFÓNICA, S.A.
(Name of Issuer)

ORDINARY SHARES
€ 1.0 NOMINAL VALUE
(Title of Class of Securities)

879382
(Cusip Number)

RAMOND SURGUY
Authorized Representative of Banco
Bilbao Vizcaya Argentaria, S.A.
116 E. 55th. Street
New York, New York 10022
(212) 826-1320
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 28, 2000
(Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: ☐

     Check the following box if a fee is being paid with this statement: ☐

CUSIP No. 879382	SCHEDULE 13D	Page 2 of 4 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON Banco Bilbao Vizcaya Argentaria, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* Not applicable. See response to Item 3 below.
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 299,963,028
	8	SHARED VOTING POWER See Item 6.
	9	SOLE DISPOSITIVE POWER 299,963,028
	10	SHARED DISPOSITIVE POWER Not applicable.
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 299,963,028
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 9.19
14	TYPE OF REPORTING PERSON* BK

*SEE INSTRUCTIONS BEFORE FILLING OUT!

SEC 1746 (9-88) 2 of 4

     Banco Bilbao Vizcaya Argentaria, S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain, hereby amends its Report on Schedule 13D, originally filed on February 7, 2000 (the Schedule 13D) with respect to the beneficial ownership of ordinary shares, 1 Euro nominal value per share of Telefónica, S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Terms not otherwise defined herein have the meanings assigned to them in the Schedule 13D.

Item 5. Interest in Securities of the Issuer.

The response set forth in Item 5(b) of the Schedule 13D is hereby amended and supplemented by adding the following at the end thereof:

See Item 6 for a description of shared voting power.

The response set forth in Item 5(c) of the Schedule 13D is hereby amended and supplemented by deleting the last sentence in its entirety, and adding the following at the end thereof:

The total purchase price for these Shares was Ptas. 65,824,595,163 (approximately $386,119,053). The conversion to Euros was calculated on the fixed Ptas.-Euro conversion rate of Ptas. 166.386=1 Euro. The conversion to U.S. dollars has been calculated based on the noon buying rate for the Euro on February 4, 2000. This conversion is provided for convenience only and may not match conversions on a purchase date or in BBVA’s financial statements.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

The response set forth in Item 6 of the Schedule 13D is hereby amended and supplemented by adding the following at the end thereof:

This agreement covers a total of 7.5% of the outstanding Shares of the Issuer.

Item 7. Material to Be Filed as Exhibits.

The material filed as Exhibit 1 in the Schedule 13D is hereby deleted in its entirety.

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SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: February 8, 2000

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/S/ Raymond Surguy

	Name:	Raymond Surguy
	Title:	Authorized Representative
Banco Bilbao Vizcaya Argentaria, S.A.

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